GULF NORTHERN TRANSPORT, INC.
                                LEASE AGREEMENT

This lease agreement made and entered into on this 23rd day of September 1998, by and between Gulf Northern Transport, Inc., hereinafter referred to as "Carrier/Lessee", and Thomas Financial Services (Pixler and Huff), hereinafter referred to as "Owner/Lessor", be in full force and effect on the day and date written above.

1. That this lease shall be for a term of one (1) year and extended annually by mutual consent. This lease may be terminated by written notice of either party to the other with no less than 90 day notice being given. If the Company elects to terminate before an annual renewal, the Company will pay to the Owner/Lessor any amounts due on said lease through that years end.

2. That the Carrier/Lessee shall have exclusive possession, control and use of the following equipment to wit:

         Unit#         Year/Make          Serial Number
         -----         ---------          -------------

1.       TH006         1994 Kenworth      1XKAD69X2RS621080
2.       TH005         1994 Kenworth      IXKAD69X4RS621081
3.       TH004         1994 Kenworth      IXKAD60X4RS621078
4.       TH001         1994 Kenworth      IXKAD69X5RS621073
5.       TH002         1994 Kenworth      IXKAD69X2RS621077
6.       TH003         1994 Kenworth      IXKAD69X6RS621079

For the duration of the lease, to be used in transportation of property, for hire, in interstate commerce.

3. That the "Carrier/Lessee" shall have responsible certified drivers for the above equipment for the duration of the lease.

4. That "Carrier/Lessee" shall pay to the "Owner/Lessor" for the use of the above equipment the sum of $7,380 (seven thousand three hudred eighty dollars) on the 1st of each month, beginning on November 1, 1998.

5. That the "Carrier/Lessee" shall pay for all maintenance on said equipment; operating expenses; base plates, permits, and license for said equipment and the preparation, filing and any payments due of monthly and quarterly fuel and mileage taxes. That "Carrier/Lessee" will provide the cargo, property, and liability insurance. That "Carrier/Lessee" will provide "Owner/Lessor" with a certificate of insurance on each policy; said certificate to include the name of the insurer, policy number, effective dates of policy, amounts and type of coverage, cost to lessor for each type of coverage, and deductible amount for each type of coverage for which lessor may be liable. That "Carrier/Lessee" shall be liable for all monthly and quarterly fuel taxes.

6. That the "Carrier/Lessee" will provide Bobtail insurance on all of the above-referenced leased equipment.

In witness whereof, the parties have signed this agreement on this, the 23rd day of September 1998.

/s/ Danny Pixler                       /s/ Danny Pixler
Carrier/Lessee                         Owner/Lessor